Exhibit 99.1

(1)              In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”).  The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland.  The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation.  The address of CS Hldgs USA Inc's principal business and office is Eleven Madison Avenue, New York, New York 10010.  The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company.  The address of the principal business and office of each of CS USA Inc is Eleven Madison Avenue, New York, NY 10010.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”) and DLJ ESC II, L.P. (“ESC II”) are Delaware limited partnerships that make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly owned subsidiary of CS USA Inc, acts as a venture capital partnership management company.  DLJCC is also the general partner of Sprout Entrepreneurs.  DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management.  DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs.  DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX.  DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly owned subsidiary of DLJCC, is the managing general partner of Associates IX.  DLJ LBO Plans Management, LLC (“DLJLBO”), a Delaware limited liability company, is the general partner of ESC II and, as such, is responsible for its day-to-day management.  DLJLBO makes all of the investment decisions on behalf of ESC II.  DLJLBO is an indirect wholly owned subsidiary of CS USA Inc.  The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, ESC II and DLJLBO is Eleven Madison Avenue, New York, New York 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products.  The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division.  The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide.  The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments.  The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person.  CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4.  CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person.  Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person.  The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2)           Includes (i) 2,483,520 shares of Common Stock acquired by Sprout IX, (ii) 19,868 shares of Common Stock acquired by Sprout Entrepreneurs, (iii) 34,769 shares of Common Stock acquired by DLJCC, and (iv) 165,569 shares of Common Stock acquired by ESC II.

(3)           Includes (i) 2,483,520 shares of Common Stock held directly by Sprout IX, (ii) 19,868 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 34,769 shares of Common Stock held directly by DLJCC, and (iv) 165,569 shares of Common Stock held directly by ESC II.

(4)           Includes (i) 476,712 shares of Common Stock acquired by Sprout IX, (ii) 1,878 shares of Common Stock acquired by Sprout Entrepreneurs, (iii) 5,778 shares of Common Stock acquired by DLJCC, and (iv) 27,518 shares of Common Stock acquired by ESC II.

(5)           Includes (i) 2,960,232 shares of Common Stock held directly by Sprout IX, (ii) 21,746 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 40,547 shares of Common Stock held directly by DLJCC, and (iv) 193,087 shares of Common Stock held directly by ESC II.

(6)           Includes (i) 526,057 shares of Common Stock sold by Sprout IX, (ii) 3,864 shares of Common Stock sold by Sprout Entrepreneurs, (iii) 7,207 shares of Common Stock sold by DLJCC, and (iv) 34,314 shares of Common Stock sold by ESC II.

(7)           Includes (i) 2,434,175 shares of Common Stock held directly by Sprout IX, (ii) 17,882 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 33,340 shares of Common Stock held directly by DLJCC, and (iv) 158,773 shares of Common Stock held directly by ESC II.

(8)           Includes (i) 2,734,750 shares of Series B Convertible Preferred Stock held directly by Sprout IX, (ii) 21,878 shares of Series B Convertible Preferred Stock held directly by Sprout Entrepreneurs, (iii) 38,287 shares of Series B Convertible Preferred Stock held directly by DLJCC, and (iv) 182,318 shares of Series B Convertible Preferred Stock held directly by ESC II.

(9)           Each share of the Issuer's Series B Convertible Preferred Stock automatically converted into 0.90813437 shares of the Issuer's Common Stock immediately prior to the closing of the Issuer's initial public offering and have no expiration date.

(10)           Includes (i) 606,505 shares of Series C Convertible Preferred Stock held directly by Sprout IX, (ii) 2,390 shares of Series C Convertible Preferred Stock held directly by Sprout Entrepreneurs, (iii) 7,352 shares of Series C Convertible Preferred Stock held directly by DLJCC, and (iv) 35,011 shares of Series C Convertible Preferred Stock held directly by ESC II.

(11)           Each share of the Issuer's Series C Convertible Preferred Stock automatically converted into 0.786 shares of the Issuer's Common Stock immediately prior to the closing of the Issuer's initial public offering and has no expiration date.